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                                                                   EXHIBIT 10.13

                            NONCOMPETITION AGREEMENT

          THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of
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August 31, 1992 among SANDY'S POOL SUPPLY, a California corporation (the

"Company"), SANDER BASS, a former shareholder of the Company ("Shareholder") and
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LESLIE'S POOLMART, a California corporation ("Purchaser").
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                                R E C I T A L S
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          A.  Purchaser, Shareholder and one other shareholder of the Company entered into a Stock Purchase Agreement dated as of August 31, 1992 (the "Purchase Agreement"), pursuant to which Purchaser has agreed to purchase all of
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the capital stock of the Company.

          B. It is a condition precedent to the obligations of Purchaser to consummate the transactions contemplated by the Purchase Agreement that Shareholder enter into this Agreement and be bound by its terms.

          C. The execution and delivery of this Noncompetition Agreement by Shareholder and the agreement by Shareholder to be bound by its terms are necessary to cause the effective preservation of the goodwill and business of the Company and to provide assurance to Purchaser and the Company that Shareholder will not take any action that could frustrate or interfere with such preservation or transfer or otherwise impair such goodwill or business.

          NOW, THEREFORE, in consideration of the premises and the covenants of the parties contained herein and in the Purchase Agreement and Purchaser's payment of $10,000, the parties hereto agree as follows:

          1.  Confidential Information; Covenant Not To Compete.  Shareholder
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hereby covenants to and agrees with Purchaser and the Company that, except as otherwise expressly consented to, approved or otherwise permitted by the Board of Directors of Purchaser in writing, for a period of ten (10) years commencing on the date hereof (provided, however, that such period shall be extended by and for the duration of any period of time during which Shareholder is in violation of any provision hereof), Shareholder shall not,

              (a) directly or indirectly, acting alone, through his spouse or other family member, or as a member of a partnership or other business entity or as a holder of any security of any class issued by a corporation or other business entity (other than as a holder of less than one percent (1%) of the outstanding amount of any security listed on a national securities exchange or designated as a National Market System security by the National Association of Securities Dealers, Inc.) or as an officer, director, partner, employee, consultant, agent or representative of any corporation, partnership or other business entity, engage in any business, trade or other enterprise substantially similar to, or directly or indirectly in competition with, Purchaser or the Company or any affiliate of Purchaser or the Company with respect to the manufacture, marketing, distribution or sale of above-ground swimming pools, swimming pool
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equipment or swimming pool supplies, including related installation, service and repair activities (the "Business") in (i) each county in the States of
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California, Arizona, Texas, Pennsylvania and Ohio (it being agreed by Purchaser, the Company and Shareholder that the Company currently carries on the Business or has established goodwill in each of such counties), (ii) any county in the United States of America or provincial subdivision in Canada in which the Company has carried on the Business or established goodwill prior to the date hereof, (iii) any county in the United States of America or provincial subdivision in Canada in which Purchaser has carried on the Business or established goodwill prior to the date hereof, and (iv) each state and country in which Purchaser or the Company conducts the Business during the term of this Agreement; or loan or provide money or other property to any such business, trade, or enterprise; or tend, or assist in arranging, credit or resources to establish or conduct any such business, trade, or enterprise; or permit his name, reputation or affiliations to be used in connection with any such business, trade or enterprise; provided, that nothing in this subsection (a)
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shall prohibit Shareholder from engaging in the construction of in-ground swimming pools;

          (b) use or disclose (or cause to be used or disclosed) to any person, firm, corporation, association or other entity (except as required by law) any confidential or proprietary information pertaining to the organization, business, inventions, discoveries, customers, suppliers, operations, affairs or other trade secrets (including all trade secrets as defined by Section 3426.1(d) of the California Civil Code) of the Company or Purchaser, including any Customer List (as defined in the Purchase Agreement) or any portion thereof or any information therein, at any time; provided, however, that such obligations of non-use and non-disclosure shall not apply to information that is or becomes a part of the public domain without breach of the foregoing obligations of Shareholder;

          (c) request, induce or attempt to influence (or cause a Person to request, induce or attempt to influence) any current, future or prospective customer or supplier of the Company or Purchaser in connection with the Business to limit, curtail or cancel its business with the Company or Purchaser; or

          (d) request, induce or attempt to influence (or cause a Person to request, induce or attempt to influence) any then-current officer, director, employee, consultant, agent or representative of the Company or Purchaser to (i) terminate his, her or its employment or business relationship with the Company or Purchaser or (ii) commit any act that, if committed by Shareholder would a breach of any provision hereof;

          (e) make (or cause to be made) any false, misleading or disparaging statements regarding Purchaser, the Company or any of their respective officers, directors, employees, shareholders, businesses, operations, products or financial conditions;

          (f) incorporate, form or become affiliated or associated with (or cause a Person to be incorporated, formed or become affiliated with) any corporation or entity with a name or trade name that includes the name "Leslie," "Leslie's," "Sandy" or "Sandy's" or is otherwise similar to the name of Purchaser or the Company, or that employs any such name in any trademark, trade name, trade dress, or in any other manner; or

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          (g) represent or otherwise suggest that he, or any business in which he may become affiliated, is in any way affiliated with Purchaser or the Company;

     2.   Remedy for Breach of Provisions Hereof.
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          (a) The provisions of clauses (a), (b), (c), (d), (e), (f) and (g) of
Section 1 above are separate and distinct commitments independent of each of the other such clauses. Shareholder agrees that the provisions of such clauses are reasonable and necessary to protect the legitimate interests of the Company and Purchaser and that the Company and Purchaser have no adequate remedy at law for any breach or threatened or attempted breach by him thereof and, accordingly, Shareholder also agrees that the Company and Purchaser may, in addition to the other remedies that may be available to them hereunder or at law, commence proceedings in equity for an injunction temporarily or permanently enjoining Shareholder from breaching or threatening or attempting any such breach of such provisions and to command specific performance by Shareholder of such provisions; and for purposes of any such proceeding in equity, it shall be presumed and it is hereby agreed by the parties hereto that the remedies at law available to the Company and Purchaser would be inadequate and that the Company and Purchaser would suffer immediate and irreparable harm as a result of the violation of any provision hereof by Shareholder.

          (b) In the event of any use or disclosure of the Customer Lists (or any portion thereof) by Shareholder in violation of Section 1(b) above, Shareholder shall pay to Purchaser $1,000,000, as liquidated damages, for each such use or disclosure. Purchaser, the Company and Shareholder agree that (i) it would be difficult to ascertain the amount of damages resulting from any such use or disclosure and (ii) the foregoing amount stated as liquidated damages is reasonable under the circumstances existing on the date hereof. The parties acknowledge and agree that the liquidated damage remedy specified in this subsection (b) is not intended to limit the other remedies of Purchaser or the Company, as specified in subsection (a) above or otherwise, including injunctive relief prohibiting the use or disclosure of the Customer Lists in violation of
Section 1(b). The remedy described in this subsection (b) shall not apply with respect to the first three Isolated Disclosures. As used in the foregoing sentence, an "Isolated Disclosure" shall mean the oral disclosure by Shareholder of a single customer name on the Customer Lists (but not the address, telephone number, sales information or any other information in the customer Lists relating to the customer), if such disclosure was not intended to be used, and could not reasonably be expected to be used by the recipient, for commercial purposes.

          (c) The prevailing party in any proceeding in equity or at law commenced in respect of this Agreement shall be entitled to recover from the other party or parties to such proceeding, in addition to any other award to which such party may be entitled, all fees, costs and expenses (including all reasonable fees and disbursements of counsel) incurred in connection with such proceeding and any appeals therefrom.

     3.   Consent to Partial Enforcement; Severability.  It is the desired
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intent of the parties hereto that the provisions of Section 1 hereof shall be enforced to the fullest extent permissible in each jurisdiction in which enforcement is sought. Accordingly, Purchaser, the

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Company and Shareholder agree that if any of the provisions set forth in Section
1 hereof are deemed by any court to be invalid, unenforceable or overly broad, the court may reduce, amend or reform such provisions to a scope which it deems reasonable under the circumstances. If any one or more provisions hereof or portions thereof are held to be invalid or unenforceable, the validity and enforceability of the remaining provisions and portions thereof shall not be affected thereby.

          4.  Independent of Other Agreements.  The covenants and agreements of
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Shareholder hereunder are independent of the covenants, representations, warranties and agreements of the parties to the Purchase Agreement, and no default, breach or failure to perform by any party to the Purchase Agreement shall constitute an excuse or other justification for Shareholder to fail to observe fully his covenants and agreements hereunder. No course of dealing among Purchaser, the Company and Shareholder and no delay by Purchaser or the Company in exercising any right, power or remedy hereunder, in equity or at law, shall constitute a waiver of, or otherwise prejudice, any such right, power or remedy.

          5.  Knowledge; Advice of Counsel.  Shareholder represents and warrants
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that he has read and understands each of the provisions of this Agreement and that he has sought and obtained the advice of legal counsel before agreeing to be bound by the terms hereof. Shareholder represents and warrants to the Company and Purchaser that (i) this Agreement is a valid and binding obligation of Shareholder, enforceable against him in accordance with its terms (except to the extent that a court may decline to enforce Sections 1(a), 2(b), 3 or 4 hereof) and (ii) he is free to enter into this Agreement and not under any contractual or other restraint that would prohibit or impede in any respect his performance hereunder. Shareholder acknowledges and agrees that Purchaser would not have agreed to enter into the Purchase Agreement but for the execution., delivery and performance by Shareholder of this Agreement.

          6.  Miscellaneous.  This Agreement (i) constitutes the entire
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agreement and supersedes all prior and contemporaneous agreements and understandings, both written and oral, among the parties hereto with regard to the subject matter hereof, (ii) is not intended to confer upon any person any rights or remedies hereunder or with respect to the subject matter hereof except as expressly set forth herein, (iii) shall inure to the benefit of and be enforceable by the Company and Purchaser and its successors and assigns and (iv) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which counterparts shall together constitute a single agreement.

          7.  Governing Law.  This Agreement shall be governed by and construed
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in accordance with the laws of the State of California.

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          IN WITNESS WHEREOF, each of the parties hereto has executed this
Noncompetition Agreement, or has caused this Noncompetition Agreement to be executed on its behalf by a representative duly authorized, as of the date first above set forth.

                              LESLIE'S POOLMART


                              By    /s/ Brian P. McDermott
                                ------------------------------

                              SANDY'S POOL SUPPLY


                              By    /s/ Brian P. McDermott
                                ------------------------------

                                    /s/ Sander Bass
                              --------------------------------
                              SANDER BASS

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